Exhibit 99.1

Investor Update January 26, 2021

This presentation contains “forward-looking statements” of Ryman Hospitality Properties, Inc. (the “Company”) that are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of the Company’s business, the anticipated impact of a widely available COVID-19 vaccine on group business, the impact of COVID-19 on travel, transient and group demand, the expected effects of COVID-19 on the Company’s results of operations, the amount of cancellation and attrition fees, marketing efforts to attract leisure transient demand, rebooking efforts, the Company’s plans to open all five of its Gaylord Hotels properties, completion of expansion construction projects, the Company’s liquidity, monthly cash expenses and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the impact of the COVID-19 pandemic on demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19 and vaccine availability, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where the Company’s assets are located, governmental restrictions on the Company’s businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events. This presentation is current as of January 26, 2021. Certain information contained in this presentation includes market and industry data or information that has been obtained from or is based upon information from third-party sources. Although the information is believed to be reliable, neither the Company nor its agents have independently verified the accuracy, currency, or completeness of any of the information from third-party sources referred to in this investor presentation or ascertained from the underlying economic assumptions relied upon by such sources. The Company and its agents disclaim any responsibility or liability whatsoever in respect of any third-party sources of market and industry data or information. Certain information in this presentation is based on preliminary estimates of certain operating results and liquidity information as of and for the fourth quarter and full year ended December 31, 2020, based upon the information available to us as of the date of this presentation. These estimates are preliminary and unaudited and are inherently uncertain and subject to change as the Company completes the preparation of its consolidated financial statements for the fourth quarter and full year ended December 31, 2020. During the course of the preparation of the Company’s consolidated financial statements and related notes, and completion of the Company’s financial close procedures for the fourth quarter and year ended December 31, 2020, changes to the preliminary estimates may be identified, and such changes may be material. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States ("U.S.") generally accepted accounting principles, and they should not be viewed as indicative of the Company’s results for any future period. Actual results for the fourth quarter and year ended December 31, 2020 and future periods could differ materially from the estimates included in this presentation. Therefore, you should not place undue reliance upon this information. The Company’s independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The Company currently intends to release its finalized fourth quarter and full year earnings results before the market opens on Friday, February 26, 2021, and management will hold a conference call to discuss the results at 10:00 a.m. ET on the same day. In addition, you should carefully review the Company’s audited, consolidated financial statements for the full year ended December 31, 2020, when they become available. This presentation does not constitute, and may not be used in connection with, an offer or solicitation by anyone. 2

RYMAN
RYMAN HOSPITALITY PROPERTIES, INC.

Highlights of Q4 2020 and our progress toward recovery

- Hospitality portfolio was profitable at the property level in Q4 on 19.6% occupancy (24.5% excluding the closed Gaylord National) and $210 ADR[1]
- Successful holiday programs drove transient demand, with over 1 million event tickets sold in Q4
- Rebooked approximately 58% of cancelled room nights from March 2020 through January 21, 2021
- Group room nights on the books for 2nd half 2021 and beyond is healthy and set up for recovery
- Meeting planner survey shows high interest in resuming travel soon after a successful vaccine rollout
- Testing and health protocol options unveiled for group customers starting this month
- Collected $16 million of cancellation fees in Q4
- Gaylord Palms expansion nears completion
- Cash burn rate in Q4 meaningfully below expectations and ample liquidity
- Secured second amendment to credit facility extending covenant relief through Q1 2022



1. Profitability measured by estimated Hospitality segment Adjusted EBITDAre. Results include the Gaylord National which remained closed throughout the quarter. For definition of Adjusted EBITDAre see appendix.

3

◆ From March 2020 through January 21, 2021 a cumulative 2.4 million group room nights have cancelled due to COVID-19, representing $1.1 billion of projected group revenue1 ◆ Successfully rebooked approximately 58% of these into future periods, exceeding our target of 50% ◆ Cancellations to date concentrated in 2020 and 1st half of 2021, with modest cancellations for Q3 and Q4 of 2021 80% Cancelled Room Nights by Arrival Date 67% 40% Rebooked Room Nights by New Arrival Year 36% 60% 30% 40% 20% 0% 17% 10% 3%1%0% 20% 10% 5% 0% 21% 11%12% 16% 2020 Q1-21Q2-21Q3-21Q4-212022> 2020 2021202220232024 2025> 1.Approximately 4% of early cancellations that rebooked into 2020 travelled and the balance cancelled or rebooked a second time into 2021 or later. Rebooked meetings are treated as discrete new meetings such that a second cancellation or rebook4 is added to the cumulative cancellation, rebook and lost revenue totals.

◆ At year-end 2020, group occupancy on the books for the 2nd half of 2021 (T+1) is not very far below year ago levels ◆ For 2022 (T+2), group occupancy on-the-books of 41% is on par with T+2 position at year-end 2019, and at 1.6% higher ADR ◆ Group occupancy for T+3 and T+4 is only slightly below pre-COVID-19 levels from year-end 2019, but also at higher ADRs ◆ T+5 is slightly ahead of pre-COVID-19 pace, aided by rebookings from multi-year customers into their next available date ◆ Effective vaccination efforts leading to resumption of normal booking activity creates potential for accelerated return to prior business levels T+1 Group Occupancy Points On-the-Books by QuarterGroup Occupancy Points On-the-Books by Arrival Year 80% 60% 40% 20% 62.4% 61.1% 5.1% 31.0% 52.3% 42.6% 43.0% 32.7% 60% 45% 30% 15% 54.7% 28.1% 41.3%40.9% 35.5% 32.8% 27.1% 25.2% 17.8% 18.2% 0% Q1Q2Q3Q4 12/31/201912/31/2020 0% T+1T+2 T+3 T+4 T+5 12/31/201912/31/20205

RYMAN

RYMAN HOSPITALITY PROPERTIES, INC.

Customer intention to quickly resume group meetings is high

- The Gaylord Texan hosted a safe, well-attended gathering of Meeting Planners International (MPI) early in Q4 and we surveyed meeting planner attendees for their views of the post-COVID-19 outlook
- Over 75% of respondents indicated that if a vaccine were widely distributed by the end of Q1 2021, their organization would feel comfortable resuming in-person meetings before Q4 2021
- Despite uncertainties of timing (survey was conducted prior to November's actual publishing of vaccine effectiveness data from Pfizer and Moderna) we believe this underscores potential for accelerated recovery after a successful vaccination rollout

Survey Question

"Assuming a COVID-19 vaccine is announced by the end of 2020 and widely distributed by end of Q1 2021, when do you expect your organization will feel comfortable resuming planning/hosting in-person conventions, conferences, or group meetings again?"

Survey Responses

(n = 59)


Q2 2021
Q3 2021
Q4 2021
1st Half 2022
2nd Half 2022
2023 or Later
Not sure
0%
10%
20%
30%
40%
50%

6

◆ As part of its Connect with Confidence initiative, Marriott is introducing several optional health protocols that group meeting sponsors may select ◆ Gaylord Hotels will be the first brand to make these options available starting now, in late January ◆ New protocols are in addition to existing distancing, capacity, cleaning, sanitizing, and mobile technology features introduced throughout 2020 and will include: o Self-administered COVID-19 tests taken by the guest prior to travel o COVID-19 testing administered by a third-party testing provider on site at the hotel o Daily and/or pre-arrival health screening questions via a dedicated mobile application o Daily temperature checks to enter the event area 7

◆ Q4 2020 saw collections increase substantially to approximately $16 million, or nearly $33 million for the year, surpassing the prior peak collections in 2009 $40 Attrition & Cancellation Fees vs Occupancy Annual and 2020 by Quarter $32.8 80% $30 $27.7 60% millions $16.0 40% $10 $5.6 $4.2 $7.0 20% $0 0% Attrition & Cancellation Fees Occupancy8

◆ $158 million project ◆ Adds 302 guest rooms ◆ 96,000 square feet of meeting and pre-function space ◆ New resort pool complex amenities ◆ Construction began May 2018 ◆ On track for completion in April 2021 and on budget 9

◆ Entertainment segment revenue increased 17.5% sequentially in Q4 2020 from Q3 2020 despite continued capacity constraints on key venues Millions of views ◆ Circle / Opry Live livestream performances averaged over 800,000 viewers and was Pollstar’s number one livestreaming performer in 2020 1,400,000 1,200,000 1,000,000 800,000 600,000 400,000 200,000 0 Circle/Opry Livestream Viewership & Pollstar Ranking1 #1 #1#1#2 #2#1 #3 #3#1 1. Source: Pollstar Livestream Chart tracks viewership of live streamed musical performances based on direct reports or publicly available viewership data. Week ending 10

RYMAN
RYMAN HOSPITALITY PROPERTIES, INC.

Preliminary estimated cash burn in Q4 2020 was approximately one-half last released estimate

- Cash burn rate in Q4 2020 of $12 million per month (calculated as Adjusted EBITDAre loss plus cash interest expense and debt service) was substantially below our November forecast of $22-24 million per month for Q4 2020
- Cash burn rate benefitted from cancellation and attrition fees, better transient occupancy and ADR, higher holiday ticket sales, controlled expenses, and employee retention tax credits
- The Company ended the year with $593 million available for borrowing under its revolving credit facility, plus unrestricted cash of $56.7 million and restricted cash of $23.1 million[1]
- Adjusting for $20 million remaining on the Gaylord Palms expansion and $13 million for the semi-annual timing of senior notes interest, proforma available unrestricted liquidity totaled $617 million at December 31, 2020
- We expect Q1 2021 to have a higher monthly cash burn than actual Q4 2020 due to seasonally slower transient demand pace

12/31/20 Capital Structure


$1,200
$900
$600
$300
$0
millions
Gaylord Rockies
Senior Notes (2023)
Revolver Availability
Revolver
TL-A
TL-B
Senior Notes (2027)
$800
$400
$593
$107
$381
$300
$700
2021
2022
2023
2024
2025
2026
2027

1. Availability under revolver is after $106 million drawn and $1 million in outstanding letters of credit; restricted cash includes FF&E reserve funds which are available for regular maintenance of the hotels, as well as operating cash at Gaylord Rockies subject to cash sweep provisions but available for use by the hotel.

11

Conclusion ◆ Our hotels continue to perform efficiently and minimize cash burn as groups await the impact of successful vaccination efforts nationally ◆ We have a healthy book of business for the 2nd half of 2021 and FY 2022 that is currently comparable to pre-COVID-19 levels from year-end 2019 ◆ We continue to manage our book of business to optimize the balance of fee collection with securing future post-COVID-19 demand ◆ We have sufficient liquidity and covenant relief to await the return of large scale group travel and continue to invest in our business to enhance our long term competitive position 12

Appendix: Adjusted EBITDAre definition Adjusted EBITDAre Definition The Company calculates EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; credit losses on held-to-maturity securities; any transaction costs of acquisitions; interest income on bonds; loss on extinguishment of debt; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures; and any other adjustments the Company has identified herein. The Company uses Adjusted EBITDAre to evaluate the Company’s operating performance. The Company believes that the presentation of this non-GAAP measure provides useful information to investors regarding the Company’s operating performance and debt leverage metrics, and that the presentation of this non-GAAP measure, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. 13